MCALPIN & HENSON
                                Attorneys at Law

                        Eleven Piedmont Center, Suite 400
                            3495 Piedmont Road, N.E.
                             Atlanta, Georgia 30305
                                  404-239-0774
                            Telecopier: 404-239-0776

March 16, 1993

Mr. Ben T. Slade, III                                  Perimeter Office:
First Federal Savings Bank                        5775-B Glenridge Dr. Ste. 210
     of Brunswick                                   Atlanta, Georgia 30328
777 Gloucester Street                                  404-256-2017
P.O. Box 1877
Brunswick, Georgia 31521-1877

RE:       Fee Arrangement

Dear Ben:

This letter confirms our discussions from this past Friday. Beginning with the February 1993 statement, all monthly bills will be capped at $15,000 per month for attorney fees. Any fees in excess of that amount will be written off. We will continue to show expenses as separate items on each monthly statement. Also, if monthly attorney fees are less than $15,000, then the actual amount of time expended will be billed rather than $15,000.

The cap will not apply to the 60-90 day period of trial preparation and the trial itself. We will deal with that time period when we get there.

Further, once we have billed a cumulative total of $500,000 in attorney fees (the amount of my original hourly estimate), any amounts paid in excess of that sum will be credited dollar for dollar against the contingency fee.

This  summarizes my  understanding of our discussion. Please let me know if this
is   consistent  with  your  understanding  of  the  changes  made  to  our  fee arrangement. As always, it is a pleasure to work for you and First Federal.

Sincerely yours,

McALPHIN & HENSON

/s/ Carlton M. Henson
Carlton M. Henson

CMH:pmt